UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 24, 2016

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 GSK Drive, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2016, Calgon Carbon Japan KK (the “Borrower”), a subsidiary of Calgon Carbon Corporation (the “Company”), entered into a Facility Agreement (the “Facility Agreement”) with Bank of America, N.A., Tokyo Branch (“BOA”). The Facility Agreement provides for an unsecured revolving loan facility in the principal amount of JPY2,000,000,000 to be used for working capital and general corporate purposes by CCJ.

The Company is jointly and severally liable as the guarantor of the Borrower’s obligations under the Facility Agreement pursuant to the terms and conditions of that certain Continuing Guaranty (the “Guaranty”).  The Borrower may make voluntary prepayments of principal and interest after providing BOA with prior written notice and before the full amount then outstanding is due and payable on March 24, 2019.
The Borrower’s working capital and term loan facilities with The Bank of Tokyo-Mitsubishi UFJ, Ltd. dated March 31, 2010 and May 10, 2013, respectively, as amended, will be terminated on March 31, 2016.
The summary of the material terms and conditions of the Facility Agreement and the Guaranty in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such documents, the same being attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.  The original documents are written in the English language.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits.  The following exhibits are being filed pursuant to Item 601 of Regulation S-K to this Form 8-K:
Exhibit No.	Description

10.1	Facility Agreement by and between Calgon Carbon Japan KK and Bank of America, N.A., Tokyo Branch dated March 24, 2016

10.2	Continuing Guaranty of Calgon Carbon Corporation in favor of Bank of America, N.A., Tokyo Branch dated March 24, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: March 30, 2016	/s/ Chad Whalen

(Signature)
Chad Whalen
Senior Vice President, General Counsel and Secretary